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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                        ---------------------------------



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 5, 2004


                             CORRPRO COMPANIES, INC.
             (Exact name of registrant as specified in its charter)


                                      Ohio
                 (State or Other Jurisdiction of Incorporation)



          001-12282                                     34-1422570
   (Commission File Number)               (I.R.S. Employer Identification No.)


                              1090 Enterprise Drive
                                Medina, OH 44256
          (Address of principal executive offices, including ZIP code)


                                 (330) 723-5082
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE.

On February 5, 2004, the registrant issued a press release announcing that it had secured an extension from the bank group, led by Bank One, N.A., of the maturity date of its revolving credit facility. The release further announced that the registrant had obtained a deferral of a significant scheduled principal payment due under its senior notes held by The Prudential Insurance Company of America. More detailed descriptions of the terms of the extension and deferral are contained in the full press release, attached hereto as Exhibit 99.1, and the amendments executed by the registrant and its lenders, attached hereto as Exhibits 10.1 and 10.2.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS, AND EXHIBITS

Exhibit No.       Description
-----------       -----------

10.1              Eleventh Amendment to Credit Agreement dated as of
                  January 31, 2004 relating to the Amended and Restated Credit Agreement dated as of June 9, 2000 among the Company, CSI Coating Systems, Inc. and the Lenders party thereto.

10.2 Second Amendment dated as of January 31, 2004 between the Company and the Prudential Insurance Company of America relating to the Note Purchase Agreement dated as of January 21, 1998.

99.1              Press Release dated February 5, 2004, issued by Corrpro
                  Companies, Inc.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    February 9, 2004


                                      CORRPRO COMPANIES, INC.



                                      By:   /s/ John D. Moran
                                           ------------------------------
                                      Name:  John D. Moran
                                      Title:  Senior Vice President






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                                  EXHIBIT LIST

Exhibit No.       Description
-----------       -----------

10.1              Eleventh Amendment to Credit Agreement dated as of
                  January 31, 2004 relating to the Amended and Restated Credit Agreement dated as of June 9, 2000 among the Company, CSI Coating Systems, Inc. and the Lenders party thereto.

10.2 Second Amendment dated as of January 31, 2004 between the Company and the Prudential Insurance Company of America relating to the Note Purchase Agreement dated as of January 21, 1998.

99.1              Press Release dated February 5, 2004, issued by Corrpro
                  Companies, Inc.

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